EXHIBIT 10.1

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement (this “Agreement”) is made and entered into effective as of the 15th day of February, 2018, by and between Bravatek Solutions, Inc., a corporation organized under the laws of the State of Colorado with an address at 2028 E. Ben White Blvd., Unit #240-2835, Austin, Texas, 78741 (“Bravatek”), IEVOLV Ventures, Inc., a corporation organized under the laws of the State of California with an address at 332 Alsace Ct., Roseville, California, 95747 (“IEVOLV”), and DP Telecom Inc., a corporation organized under the laws of the State of Wyoming with an address at PO Box 1596, Elk Grove, California, 95759 (“DP Telecom” and together with IEVOLV the “Companies”).

Whereas, Bravatek is a corporation, which has technical expertise in security-related software, tools and systems/services (including telecom services) to support, deploy and test its current and potential customers’ most critical initiatives.

Whereas, IEVOLV is a corporation engaged in the business of providing turn key telecom services. Headed by Program Managers with 20+ years of experience in implementation and project management. We have participated in a wide range of projects dating back to TDMA, GSM and UMTS roll outs all the way up to the latest projects including RRU implementation covering CDMA, LTE (all frequencies), AWS and PCS as well as DAS integrated systems. IEVOLV has supported every major carrier and general contracting vendor on many projects over the past 20 years in a range of capacities and levels of participation.

Whereas, DP Telecom is a corporation engaged in the business of providing telecommunications implementation support for turn-key vendors with a focus on electrical and ground based projects while providing logistical management for strategic partners in the northern California market. Through strategic partnerships, DP Telecom has access to projects ranging from mods to full new site builds and supporting every major carrier as well as the leading general contractor vendors.

Whereas, the parties desire to enter into a business relationship which will designate Bravatek as the project-based business partnership channel for the purpose of promoting Companies’ relevant capabilities, products and/or service solutions (collectively the “Products”). Now therefore, in consideration of the covenants herein and other good and valuable consideration, the parties mutually agree to enter into a strategic alliance under the following terms and conditions:

1) Duties of Bravatek

Bravatek agrees to serve as a non-exclusive project sales lead finder for Companies. In this capacity, Bravatek will use its best efforts to provide the following services to Companies.

a.	Promote, market and introduce the Products to prospective clients nationwide.

b.	Provide a quarterly pipeline or project information leads report to Companies on a monthly basis which contains a 3-month rolling forecast of potential sales.

c.	Follow-up on on-going project leads that Companies is actively engaged with or believes is appropriate.

d.	Provide Companies with any promotional materials, technical papers, white papers, and proposals prior to publication or delivery to prospective clients.

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2) Duties of Companies

Companies agree to use their best efforts to promote and support project lead finding and after-sales support of Bravatek by:

a.	Listing Bravatek in all appropriate sales and marketing materials as a non-exclusive alliance partner.

b.	Provide timely responses to both technical and administrative questions posed by Bravatek.

c.	Promote Bravatek’s product and service offerings whenever possible.

d.	Aid Bravatek in the writing of any technical/marketing/sales documents when requested and participate in mutually-agreed upon sales calls.

e.	Provide Bravatek with co-branded marketing material that can be emailed or handed to prospective clients.

3) Obligations of the Parties

Bravatek and Companies agree to jointly:

a.	Develop and implement a joint Product and application strategy whereby targeted markets/potential client-types/applications are mutually agreed upon;

b.	Support each other in all agreed-upon technical, marketing and promotional efforts;

c.	Develop a joint strategy for developing new product/services/capabilities to mutually benefit both parties;

d.	Utilize each other as Preferred Vendors for services whenever possible upon mutual agreement.

4) Compensation

When custom Products are designed, developed and to be delivered to Bravatek-identified prospective clients, the parties shall agree to a proposed sales price for use during the project in writing prior to the commencement of each project.

For any Product sold to any perspective clients introduced by Bravatek registered with Companies via Bravatek’s sales and marketing channels and global contacts, and delivered through Bravatek or a Companies-designated distribution affiliate(s) or sales channel(s), Bravatek will receive a lead-finder fee, to be mutually discussed and finally decided by Companies at the range of minimum of 15% to maximum of 20% of project net profit, with an exact fee to be depending upon the overall project sales margin and cost of development and delivery of each project, payable NET 30 days after each client payment on delivered products received at Companies’ bank accounts.

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5) DP Telecom Funding

Bravatek shall make every reasonable effort to fund $200,000 to DP Telecom within 60 days of the date hereof pursuant to that certain Credit Agreement attached hereto as Exhibit A, which shall be executed by each of the parties at the closing of such funding (the “Credit Agreement”). The terms of the Credit Agreement shall expressly supersede the terms of this Agreement.

6) Confidentiality

“Confidential information” shall mean any and all technical and non-technical information, documents and materials related to client projects of party and products, services and business of each of the parties. Companies and Bravatek agree to maintain in strict confidence and not to disclose or disseminate, or to use for any purposes other than performance of the projects, the Confidential Information disclosed.

The obligation of non-disclosure shall not apply to the following:

a.	Information at or after such time that is publicly available through no fault of either party

b.	Information at or after such time that is disclosed to either party by a third party entitled to disclose such information

c.	Information which is required by law to be disclosed to federal, state or local authorities.

7) Term of Confidentiality

For a period of five (5) years after termination of this Agreement, the parties shall treat as confidential all information and take every reasonable precaution and use all reasonable efforts to prevent the unauthorized disclosure of the same. The parties agree to take all steps reasonably necessary and appropriate to ensure that their employees, agents, and/or assistants treat all information as confidential and to ensure that such employees, agents, and/or assistants are familiar with and abide by the terms of this Agreement.

8) Term

The term of this Agreement is twelve (12) months from the date hereof, and will be automatically renewed for one (1) additional twelve month period unless either party shall notify the other in writing of its intention not to renew. Such notice must be given ninety (90) days prior to expiration of the original term. This Agreement may also be terminated by either party upon ninety (90) days written notice.

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9) Notices

Any notices required under this Agreement shall be delivered to:

Bravatek:

Bravatek Solutions, Inc.

2028 E. Ben White Blvd.

Unit #240-2835

Austin, TX 78741

Companies:

IEVOLV Ventures, Inc.

332 Alsace Ct.

Roseville, CA 95747

DP Telecom Inc.

PO Box 1596

Elk Grove, CA 95759

10) Governing Law

This Agreement is entered into in the State of Texas and shall be interpreted according to the laws of the State of Texas.

11) Indemnification

Companies shall indemnify Bravatek, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney’s fees and court costs incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of Companies or breach by Companies of any of their obligations under this Agreement.

Bravatek shall indemnify Companies, their directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney’s fees and court costs, incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of Bravatek or breach by Bravatek of any of its obligations under this Agreement.

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12) Modifications

No changes or modifications of this Agreement or any of its terms shall be deemed effective unless in writing and executed by the parties hereto.

13) Assignment

This Agreement shall not be assignable by either party without the prior written consent of the other party.

14) Entire Agreement

This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations, representations, or agreements, either written or oral, regarding this subject matter.

This Agreement shall not be considered accepted, approved or otherwise effective until signed by the appropriate parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date first written above.

BRAVATEK:		COMPANIES:

Bravatek Solutions, Inc.		IEVOLV Ventures, Inc.

By:	/s/ Thomas A. Cellucci	By:	/s/ John Banse
Name:	Thomas A. Cellucci	Name:	John Banse
Title:	CEO & Chairman	Title:	President

DP Telecom Inc.

		By:	/s/ Devon Jones
		Name:	Devon Jones
		Title:	CEO/Director

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EXHIBIT A

TO

STRATEGIC ALLIANCE AGREEMENT

CREDIT AGREEMENT

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into effective as of the ___ day of ______________, 2018, (the “Effective Date”) by and between, DP Telecom Inc., a corporation established under the laws of the State of Wyoming (“Borrower”), IEVOLV Ventures, Inc., a corporation organized under the laws of the State of California (“Guarantor”), and Bravatek Solutions Inc., a corporation established under the law of the State of Colorado (“Lender”).

RECITALS

WHEREAS, Lender has agreed to lend $200,000 (the “Principal Amount”) to Borrower upon the terms and conditions of this Agreement (the “Loan”).

WHEREAS, as a material inducement for Lender to lend the Principal Amount to Borrower pursuant to the terms and conditions set forth herein: (i) Guarantor has agreed to the terms and conditions of this Agreement and to execute this Agreement, and (ii) Borrower has agreed to the terms and conditions of this Agreement and to execute this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1. Loan to Borrower. At the closing of the Loan, Lender shall loan the Principal Amount to Borrower, and Borrower shall execute and deliver to Lender that certain Secured Promissory Note, Security Agreement, and Guaranty attached hereto as Exhibit A (collectively the “Note”). The Principal Amount and interest and fees due pursuant to the Note, shall be repaid by Borrower pursuant to the terms of the Note.

2. Profit Payments. Borrower and Guarantor each expressly agree that they shall pay 20% of all net profits earned by each of them after the Effective Date hereof to Borrower within 30 days of receipt of such profits. Profit payments will be made for all net profits earned by each of Borrower or Guarantor for the period commencing on the Effective Date and terminating on the later of (a) 6 months following the Effective Date, or (b) a later date if mutually determined by the parties in writing.

3. Right of First Refusal. Borrower and Guarantor each expressly grant Lender a 30-day written right of first refusal to provide telecom services for all telecom contracts that either Borrower or Guarantor receive after the Effective Date hereof and terminating on the later of (a) 6 months following the Effective Date, or (b) a later date if mutually determined by the parties in writing.

4. Further Assurances. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

5. Notices. Any notices permitted or required under this Agreement shall be made to the following addresses:

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If to Lender:

Bravatek Solutions, Inc.

2028 E. Ben White Blvd.

Unit #240-2835

Austin, TX 78741

If to Borrower:

DP Telecom Inc.

PO Box 1596

Elk Grove, CA 95759

If to Guarantor:

IEVOLV Ventures, Inc.

332 Alsace Ct.

Roseville, CA 95747

6. Entire Agreement. This Agreement contains the entire understanding between the parties regarding the subject matter hereof and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement, except that the Note shall expressly supersede this Agreement.

7. Agreement Binding. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

8. Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a written agreement signed by each of the parties.

9. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflicts of laws provisions thereof. The parties hereby subject themselves to the jurisdiction of the federal and state courts located within the State of Texas and agree that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the federal and state courts located within Travis County, Texas.

10. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LENDER: Bravatek Solution Inc.

By:
Name:	Thomas A. Cellucci
Title:	Chairman & CEO

BORROWER: DP Telecom Inc.

By:
Name:	Devon Jones
Title:	CEO/ Director

GUARANTOR: IEVOLV Ventures, Inc.

By:
Name:	John Banse
Title:	President

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EXHIBIT A

TO

CREDIT AGREEMENT

SECURED PROMISSORY NOTE

&

SECURITY AGREEMENT

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SECURED PROMISSORY NOTEPRIVATE

$200,000.00	_________________, 2018
Austin, Texas

FOR VALUE RECEIVED, DP TELECOM, INC., a Wyoming corporation (the “Borrower”), having an address of PO Box 1596, Elk Grove, California, 95759, hereby promises and agrees to pay to the order of Bravatek Solutions, Inc., a Colorado corporation (the “Lender”), located at 2028 E. Ben White Blvd., Unit #240-2835, Austin, Texas, 78741, or at such other place as the holder hereof (“Holder”) may designate in writing, in lawful money of the United States of America, the principal sum of two hundred thousand dollars ($200,000.00) (the “Principal Sum”), together with interest thereon and other fees in connection therewith, all in accordance with the terms and conditions set forth below.

1. Unless increased pursuant to Paragraph 5 below, interest on this Secured Promissory Note (this “Note”) shall accrue at the rate of ten percent (10%) per 120 days. The loan evidenced by this Note is referred to herein as the “Loan.” The advance of the principal hereunder to Borrower, net of a $50.00 origination fee for Lender’s wire fees, as well as other matters, shall be evidenced by a Receipt, Acknowledgment and Instruction executed by Borrower in the form of Exhibit A attached hereto, and upon the execution thereof by Borrower the terms and conditions of such document shall be deemed incorporated herein.

2. (a) A balloon payment in the amount of $220,000 ($220,000.00) (consisting of principal plus interest) will be due and payable in full by 5:00 pm, Central Standard Time, 120 days after the date hereof (the “Maturity Date”). Such payment shall be delivered to Lender’s address, or to such other address as directed in writing by the Holder hereof, and shall be made in U.S. Dollars in immediately available funds.

(b) Notwithstanding the above, if the due date for a payment under this Note falls on a day which is not a Business Day, then such due date shall be automatically adjusted so that it falls instead on the first Business Day following such scheduled due date. For purposes of this Note, “Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in any of (1) New York, New York, or (2) Austin, Texas.

3. Borrower may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment.

4. (a) The occurrence or existence of any of the following events or circumstances shall constitute an “Event of Default” hereunder (a “Default” being the occurrence of any event or the existence of any circumstances which, if uncured, could result in an Event of Default with the lapse of time or the giving of notice, or both):

(1) Any payment or delivery required by this Note is not made when due hereunder;

(2) Any other obligation or covenant undertaken by Borrower hereunder or under any other document, instrument or agreement executed and/or delivered by Borrower or any other party in connection with or relating to the Loan (collectively, together with this Note and the documents referenced in Paragraph 6 below, the “Loan Documents”) is not performed or observed as and when required hereby or thereby;

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(3) Any representation or warranty made by Borrower in this Note or any other Loan Document proves to have been materially false or inaccurate when made;

(4) Any event of default occurs under any Loan Document evidencing, securing or guaranteeing the obligations evidenced by this Note, including any document described in Paragraph 6 below (collectively the “Security Documents”), or the lien or security interest of any such Security Document fails or ceases for any reason to be a valid security interest securing this Note by the respective property referred to in such Paragraph 6, or such property is or becomes subject to any other lien, security interest or other encumbrance that is not a matter of public record on the date hereof without the written consent of the Holder hereof ;

(5) Any event of default occurs under any security agreement or similar document relating to a lien that is prior to the lien of any instrument described in Paragraph 4(a)(4) above;

(6) Any judgment is entered against Borrower in an amount exceeding $10,000 that is not discharged within 10 days; or

(7) Borrower (i) files or consents by answer or otherwise to the filing against it of a petition for relief or arrangement or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) makes a general assignment for the benefit of its creditors, or (iii) consents hereafter to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any substantial part of its property, or (iv) or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days.

(b) Borrower shall give Holder written notice within 24 hours of the occurrence or existence of any Default or Event of Default known to Borrower.

(c) Upon the occurrence and during the continuance of any Event of Default, the entire unpaid principal balance and accrued but unpaid interest hereunder shall, at the option of Lender exercised by written notice to Borrower, at once become due and payable (provided, however, that no such notice shall be necessary (and such acceleration shall occur automatically) upon the occurrence of an Event of Default described under Paragraph 4(a)(7) above). Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

5. In the event Borrower fails to make the final principal and interest payment on the Maturity Date, Borrower agrees to pay Holder a one-time late charge equal to ten percent (10.0%) of the amount so unpaid (such late charge constituting liquidated damages in lieu of actual damages and not a penalty) and (b) all amounts owing and past due hereunder, including without limitation principal (whether by acceleration or in due course), interest, late fees and other charges, shall bear interest, both before and after judgment, at the rate equal to the lesser of (i) five percent (5%) per month, or (2) the maximum interest rate, if any, permitted by applicable law.

6. (a) This Note shall be secured by the following (each, a “Security Document”):

(1) A security interest in any and all of Borrower’s tangible or intangible assets, already acquired or hereinafter acquired, including but not limited to: existing and future invoices, accounts receivable, instruments, inventory, cash, computers, furniture, fixtures, hardware, securities and general intangibles (the “Property”);

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(2) A Security Agreement executed by Borrower granting a security interest in the Property; and

(3) A Guaranty executed by IEVOLV Ventures, Inc., a corporation organized under the laws of the State of California.

7. (a) Borrower shall pay to Lender at initial funding a one-time origination charge of fifty dollars ($50.00) at closing, which shall be used by Lender to cover the costs and fees incurred by Lender in connection with wiring of funds to the Borrower.

(b) In addition, in the event that any payment under this Note is not made at the time and in the manner required (whether before or after maturity), Borrower agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before, during or after the initiation of suit, bankruptcy, reorganization, receivership, liquidation, or other proceedings, or before or after judgment) which may be incurred by Holder in connection with the enforcement of any of its rights under this Note or the other Loan Documents, including, but not limited to, attorneys’ fees and all costs and expenses of collection.

(c) Any amount owing by Borrower under this Paragraph 7 and not paid directly or reimbursed by Borrower upon demand from Holder shall (until so paid or reimbursed) constitute an additional principal obligation hereunder as of the date such obligation arises and shall accrue interest at the applicable rate provided herein.

8. All amounts paid by Borrower in respect of amounts due hereunder shall be applied by Holder in the following order of priority: (a) amounts due and payable, if any, pursuant to Paragraph 7 above, (b) late fees and interest due and payable, if any, pursuant to Paragraph 5, above, (c) the interest payable on the principal balance hereof, and (d) the outstanding principal balance hereof.

9. Borrower, on behalf of itself and all sureties and en-dorsers hereof, hereby waives presentment for payment, demand, and notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers, or modifi-cations that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substi-tution.

10. Notwithstanding any other provision contained in this Note, any other Loan Document or any other instrument given to evidence or secure the obligations evidenced hereby: (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Holder ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automati-cally be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

11. The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Note, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

12. This Note is deliv-ered in the State of Texas and shall be governed by and construed in accordance with the laws of said State, without giving effect to any conflict of laws provisions. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the federal and state courts located in Travis County, Texas. The provisions of this Note and the other Loan Documents represent the wording selected by Borrower, Lender and the other respective parties thereto (as applicable) to define their agreement and no rule of strict construction shall apply against any such party.

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13. This Note shall bind the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of the Loan or of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Borrower hereby consents to the providing by Lender to any one or more purchasers, or potential purchasers, of any information Lender may have regarding Borrower or any other party or matter relating to the Loan. Borrower waives all rights of offset or counterclaim that it may have now or later against Lender, and Borrower agrees that any purchaser of the Loan or any such participation interest may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

14. Borrower acknowledges, represents warrants and confirms to Lender, and covenants with Lender, as follows:

(a) The terms and conditions of this Note and the other Loan Documents, including the amount and time and manner of payment of origination fees or interest in respect of the Loan, are fair and reasonable in light of the risks to Lender in making, holding and administering the Loan;

(b) All funds advanced hereunder by Lender are being used by Borrower for commercial business purposes and not for personal, consumer or household purposes;

(c) Borrower owes Lender the entire amount set forth in this Note, which amount includes the principal sum and all accrued interest, and that the amount stated as due is correct;

(d) Borrower is a limited liability company duly organized, validly existing and in good standing pursuant to the laws of the State of Idaho and shall at all times during such time as any obligation remains outstanding under this Note maintain its corporate existence and keep current all necessary filings relating thereto;

(e) The execution, delivery and performance by Borrower of this Note and the other Loan Documents have been duly authorized by all necessary shareholder, officer, director and/or other “corporate” action on the part of Borrower and do not and will not contravene or violate any provision of Borrower’s Articles of Organization or Operating Agreement, and the person executing this Note and the other Loan Documents to be executed by Borrower on behalf of the Borrower has been duly authorized to do so;

(f) The obligations of Borrower hereunder and under the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its and their respective terms;

(g) None of the written information furnished to Lender by or on behalf of Borrower in connection with the negotiation and consummation of the Loan contained, as of the date thereof, any untrue statement of a material fact or omitted, as of the date thereof, a material fact necessary to make the statements contained therein or herein not misleading;

(h) No litigation or similar proceeding is presently pending or, to the best knowledge of Borrower, threatened against Borrower, and, other than the liens of the Security Documents, no lien presently exists upon any of the assets or property of Borrower, except those liens which are a matter of public record as of the date of this Note;

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(i) Without the prior written consent of Holder (in the sole and absolute discretion of Holder), so long as the Note is outstanding Borrower will not, either directly or indirectly:

(1) engage in any business or activity other than the normal and customary business of the Borrower (the “Permitted Activities”);

(2) incur any new indebtedness after the date hereof, secured or unsecured, direct or contingent (including guaranteeing any obligation), except for trade payables incurred in the ordinary course of its business conducting the Permitted Activities, provided that each of such payables is paid when due;

(3) own any subsidiary or make any investment in any person or entity;

(4) hold itself out to be responsible for the debts of another person or entity;

(5) make any loans to any third party;

(6) pay any accrued but unpaid, or any excessive or unreasonable, salary, bonus, commission, consultant fee or other compensation to any affiliate of Borrower, or any family member of any such party;

(7) redomesticate or convert into a form of business entity; or

(8) enter into any agreement to do or affect any of the above prior to the complete satisfaction of Borrower’s obligations under this Note and the other Loan Documents;

(j) Borrower will comply in all material respects with the requirements of all laws and regulations applicable to Borrower, the non-compliance with which would be reasonably likely to materially and adversely affect Borrower’s business, financial condition or the Property encumbered by the Security Documents; and

(k) No Default or Event of Default exists or will exist upon the execution, delivery or funding of this Note.

15. Time is of the essence regarding the obligations of Borrower under this Note.

16. This Note may be amended only by a writing signed by Borrower and Holder.

17. Borrower hereby agrees to release, indemnify, defend and hold harmless Lender, its affiliates, and the managers, members, officers, employees, counsel and agents of any and each of them, from and against all claims, expenses or liabilities of any kind which may be incurred by or asserted against any such person or entity in connection with or arising out of this Note, the other Loan Documents and the Loan, the financing of the Loan, the collateral therefor, and any investigation, litigation or proceeding related to any such matters. Under no circumstances shall Lender or any of its affiliates be liable for punitive, exemplary, consequential or indirect damages which may be alleged to result from this Note, the other Loan Documents or the Loan.

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18. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS NOTE OR OF ANY OTHER LOAN DOCUMENT OR THE ENFORCEABILITY OR INTERPRETATION THEREOF OR ANY OTHER MATTER RELATED HERETO OR THERETO OR ARISING HEREUNDER OR THEREUNDER.

19. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally delivered, sent by facsimile transmission, sent by reputable overnight courier service, or sent by United States mail, return receipt requested. Such notices shall be deemed to have been given: (a) if delivered in person, on the date of delivery; (b) if delivered by facsimile transmission, on the date of transmission if transmitted by 5:00 p.m. (Central Standard Time) on a business day or, if not, on the next succeeding business day; provided that a copy of such notice is also sent the same day as the facsimile transmission by any other means permitted herein; (c) if delivered by overnight courier, on the date that delivery is first attempted; or (d) if by United States mail, on the earlier of two (2) business days after depositing in the United States mail, postage prepaid and properly addressed, or the date delivery is first attempted. Notices shall be addressed as set forth in the introductory paragraph of this Agreement, or to such other address as the party to whom such notice is intended shall have previously designated by written notice to the serving party.

IN WITNESS WHEREOF, Borrower has caused this Secured Promissory Note to be executed by its duly authorized representative on or as of the day and year first above written.

DP TELECOM, INC.

Name:	Devon Jones
Title:	CEO/ Director

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Exhibit A

To

Secured Promissory Note

RECEIPT, ACKNOWLEDGMENT AND INSTRUCTION

In connection with the loan evidenced by that certain Secured Promissory Note (the “Note”) executed as of the ___ day of ______________, 2018, by the undersigned DP TELECOM, INC., a Wyoming corporation (“Borrower”), in favor of Bravatek Solutions, Inc., a Colorado corporation (“Lender”), Borrower hereby:

(1) acknowledges receipt of $200,000.00 as of the date set forth below as a complete advance of principal under the Note (the “Principal Sum”) along with payment to Lender of $50.00 as an origination fee to Lender simultaneously, for a net cash receipt of $199,950.00;

(2) acknowledges and agrees that a balloon payment of the original Principal Sum plus interest shall be due and payable 120 days after the date of the Note, unless shortened by Lender pursuant to Paragraph 4 of the Note.

(3) acknowledges and agrees that, by virtue of the advances and capitalizations described in items (1) and (2) above, Lender has made a full advance of the $200,000.00 in principal under the Note;

(4) acknowledge and agree that principal sum origination, and other fees and charges related to the closing of the Loan are non-refundable (as defined in the Note) and Lender shall not be required to refund any portion thereof in the event of prepayment or other early satisfaction of the Loan;

(5) confirms the accuracy, as of the date hereof, of each representation and warranty of Borrower made in the Note and the other Loan Documents (as defined therein); and

(6) without limiting the generality of the foregoing, represents, warrants and confirms to Lender that, as of the date hereof and the funding of the cash advance, no Default or Event of Default exists or has occurred.

IN WITNESS WHEREOF, Borrower has caused this Receipt, Acknowledgment and Instruction to be executed by its duly authorized representative as of this ___ day of ______________, 2018.

DP TELECOM, INC.

Name:	Devon Jones
Title:	CEO/ Director

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is executed as of ___ day of ______________, 2018, by DP Telecom, Inc., a Wyoming corporation (“Pledgor”), having an address of PO Box 1596, Elk Grove, California, 95759, in favor of Bravatek Solutions, Inc., a Colorado corporation (“Pledgee”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth in the Uniform Commercial Code as adopted by the State of Texas (as amended and as may be amended hereafter, the “UCC”).

Whereas, in order to induce Pledgee and/or its affiliates to make a commercial loan and/or extend certain business credit to Pledgor, Pledgor is willing to execute this Agreement securing the payment and performance of each of the following (collectively, the “Obligations”), by granting a security interest in favor of Pledgee as herein provided:

(1) Pledgor’s obligations under that certain Secured Promissory Note executed by Pledgor in favor of Pledgee as of, on or about even date herewith (together with all substitutions, consolidations, amendments, modifications, replacements, restatements, increases, renewals, and extensions thereof, in whole or in part, the “Note”), in the original amount of $200,000.00 together with interest, origination fees and other fees thereon as provided therein;

(2) Pledgor’s obligations under any other document or agreement executed by Pledgor herewith or after the date hereof that references this Agreement specifically as providing security for such obligations; and

(3) All other covenants and obligations of Pledgor identified hereunder as “Obligation” (collectively, the “Obligations”);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees in favor of Pledgee as follows:

1. Security Interest. Subject to the terms and conditions set forth herein, Pledgor hereby assigns, pledges, transfers, sets over, delivers, hypothecates and delivers to Pledgee, and hereby grants to Pledgee, (a) a security interest in any and all of Pledgor’s tangible or intangible assets, already acquired or hereinafter acquired, including but not limited to: existing and future invoices, accounts receivable, instruments, inventory, cash, equipment, computers, furniture, fixtures, hardware, securities and general intangibles (collectively referred to herein as the “Collateral”); (b) all substitutions, renewals, or replacements of and additions to, and accessions and accumulations to, any of the Collateral, (c) any and all certificates or other instruments or documents representing any of the foregoing, and (d) all Proceeds (including insurance policy proceeds, condemnation proceeds and proceeds of sale), products, replacements and substitutes of any of the foregoing, and any property of any character whatsoever into which any of the foregoing may be converted, and any and all royalties, payments or other distributions received in respect thereof. The lien created hereby shall be prior to all other liens, claims, security interests, options, charges or encumbrances whatsoever (each, a “Lien”) other than other Liens in favor of Pledgee.

2. Security for Obligations. This security interest and pledge is made to secure the accuracy, completeness and full and timely payment and performance of each and every Obligation.

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3. Perfection; License. Pledgor agrees to deliver all Collateral consisting of original Instruments, Chattel Paper, negotiable Documents, securities or certificated stock to Pledgee to be held by Pledgee, each in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance acceptable to Pledgee. If any Collateral is not delivered to Pledgee and a security interest in that Collateral may be perfected under the UCC by a proper filing of a financing statement, Pledgor hereby agrees that a financing statement (and any continuation statements relating thereto) may be so filed by Pledgee at Pledgor’s expense and may take (and/or require either Pledgor to take) any other actions necessary, appropriate or advisable to perfect the Lien in favor of Pledgee hereunder and protect the priority thereof. If requested by Pledgee at any time, Pledgor shall cause to be executed a deposit account control agreement satisfactory in form and substance to Pledgee with respect to any Collateral consisting of Deposit Accounts.

4. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants as follows:

(a) Pledgor holds title to the Collateral free and clear of any Liens other than the Lien of this Agreement or other Liens in favor of Pledgee except as otherwise identified in the Note or this Agreement.

(b) Pledgor has legal title and the right and authority to assign and pledge and grant a security interest in the Collateral.

(c) The granting of a security interest in the Collateral pursuant to this Agreement and the delivery to Pledgee of the Collateral or the filing of a financing statement covering the Collateral in compliance with the UCC will create a valid and perfected security interest in the Collateral securing Pledgor’s compliance with and performance of the Obligations.

(d) This Agreement does not conflict with (1) any prior agreement, instrument or undertaking to which Pledgor is a party or obligor, or (2) any law, rule, regulation, order, judgment, decree, determination or award applicable to Pledgor, nor does it conflict with any obligation contained therein, and the ability of Pledgor to enter into this Agreement, to make the representations, covenants and warranties set forth herein and to perform the obligations contemplated herein is not limited in any way by any other agreement, instrument, obligation or undertaking.

(e) Pledgor is a corporation organized under the laws of the State of Wyoming.

(f) There is no pending or, to the knowledge of Pledgor, threatened action or proceeding before any court or administrative agency, and there are no final judgments of record, against Pledgor or relating to or affecting any of the Collateral.

(g) Except as previously disclosed in writing to Pledgee, Pledgor is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent, nor is there any event which has occurred and is continuing that, under the terms of any indenture, mortgage, loan agreement or other agreement or instrument relating to such obligation, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, which default(s), either individually or in the aggregate, would be reasonably likely to (1) result in the creation or imposition of a Lien upon any of the Collateral, or (2) have a material adverse effect on Pledgor or its financial condition or on Pledgor’s ability to pay or satisfy each Obligation in a timely manner (a “Material Adverse Effect”).

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(h) So long as the Lien of this Agreement is not discharged, (1) Pledgor will at all times comply with the terms and conditions of the documents governing each Lien on any of the Collateral other than the Lien of this Agreement (each, an “Other Lien”) and the obligations secured thereby, and (2) Pledgor agrees that, if Pledgor fails to so comply with the documents governing any Other Lien, Pledgee may in its sole discretion pay or perform, on behalf of Pledgor, the obligation of Pledgor under the documents governing such Other Lien that Pledgor so failed to pay or perform, in which case Pledgor shall reimburse Pledgee upon demand for all amounts expended by Pledgee in connection therewith together with interest at the then-applicable rate of interest under the Note (and such reimbursement obligation, together with such interest, shall constitute additional Obligations hereunder). For the avoidance of confusion, this Section 4(h) shall not be construed as permitting Pledgor to encumber any of the Collateral except as otherwise expressly permitted by the terms of this Agreement.

(i) Pledgor is not in violation of any law, order, injunction, decree, rule or regulation applicable to Pledgor of any court or administrative body, which violation(s), either individually or in the aggregate, would be reasonably likely to (1) result in the creation or imposition of a Lien upon any of the Collateral, or (2) have a Material Adverse Effect.

(j) None of the written information furnished to Pledgee by or on behalf of Pledgor in connection with the loan evidenced by the Note contained, as of the date thereof, any untrue statement of a material fact or omitted, as of the date thereof, a material fact necessary to make the information contained therein or herein not misleading. There is or has occurred no fact, event or circumstance which Pledgor has not disclosed to Pledgee in writing which has a Material Adverse Effect or, so far as Pledgor can reasonably foresee, will have a Material Adverse Effect.

5. Covenants and Further Assurances.

(a) Pledgor shall defend the Collateral against any and all claims or demands of any and all persons claiming the Collateral, and all Liens thereon (other than Liens in favor of Pledgee), which are allegedly superior to that of Pledgee hereunder. Pledgor agrees that, at any time and from time to time, Pledgor will promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that Pledgee may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b) Pledgor shall not, without the prior written consent of Pledgee:

(1) Sell, assign or otherwise dispose of any of the Collateral outside of the ordinary course of business;

(2) Create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the assignments and security interests created by this Agreement; or

(3) Relocate any item of Collateral which is tangible Collateral (including without limitation any of the Collateral) to a location other than the address of the Pledgor’s business.

(c) In the event that a Total Loss (as defined below) occurs with respect to any Item (as defined below), Pledgor shall promptly deliver to Pledgee all proceeds of insurance policies in respect of the Item suffering the Total Loss. For purposes hereof, “Item” means any item of Collateral which is tangible Collateral (including without limitation any of the Collateral), and “Total Loss” means, with respect to an Item, (1) the destruction of or damage to such Item which renders it beyond repair or permanently unfit for normal use or which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss or (2) the theft, disappearance, confiscation, seizure or requisition of use of such Item for a period of not less than thirty (30) days.

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(d) Pledgor shall cause all taxes or other governmental charges levied against any item of Collateral to be paid before delinquency.

(e) Pledgor represents that its principal place of business and chief executive office is located at the address set forth for Pledgor in the Note and agrees that it shall not change (or permit to be changed) either of such locations or offices or the place where it keeps any of the records regarding any of the Collateral without first giving Pledgee not less than fourteen (14) days’ written notice of its proposed new address and without giving Pledgee prompt notice of the actual effectiveness of any such address change.

(f) Pledgor confirms that its name is exactly correct in the Preamble to this Agreement and covenants that it will not change its name without first giving Pledgee not less than fourteen (14) days’ written notice of its proposed new name and without giving Pledgee prompt notice of the actual effectiveness of any such name change.

(g) Pledgor agrees to permit, and Pledgor hereby grants to Pledgee a license, to enter the place where the Collateral is then currently located at any time during regular business hours for the purposes of inspecting or auditing the Collateral and, upon the occurrence and during the continuance of an Event of Default, exercising or enforcing its rights and remedies hereunder and under the UCC. In the absence of an Event of Default, Pledgee shall use its commercially reasonable efforts not to disrupt the normal business operations of Pledgor in conducting any such activities on Pledgor’s premises.

6. Default. The occurrence of one or more of the following events or existence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Agreement:

(a) Pledgor shall fail to pay in full, when due (and within any grace period expressly provided therefor in the Note or any other Loan Document), any Obligation which requires a payment to Pledgee; or

(b) Pledgor shall fail to comply timely with or otherwise perform in a timely manner any other Obligation, and Pledgor shall fail to cure such failure within five (5) business days after written notice thereof from Pledgee (or, if longer, within any grace period expressly provided therefor in the Note); or

(c) Pledgor shall (1) file or consent by answer or otherwise to the filing against it of a petition for relief or arrangement or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (2) make an assignment for the benefit of its creditors, or (3) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any substantial part of its property; or

(d) Pledgor shall fail to observe or perform any term, condition or covenant set forth in Sections 3, 4 or 5 above, and Pledgor shall fail to cure such failure within five (5) business days after written notice from Pledgee; or

(e) Any representation or warranty made or furnished to Pledgee in connection with this Agreement by or on behalf of Pledgor proves to have been false in a material respect when made or furnished, and (1) Pledgee incurs a cost, expense, loss or other liability as a result of such inaccuracy (including all fees, costs and expenses of counsel retained by Pledgee) that Pledgor fails to pay for within five (5) business days of Pledgee’s notice thereof or (2) Pledgee otherwise deems itself insecure hereunder as a result of such inaccuracy; or

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(f) Any other Event of Default (as defined in the Note) shall occur under the Note.

7. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) All payments received by Pledgor under or in connection with the Collateral shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor and shall be immediately paid over to Pledgee in the same form as so received (with any necessary endorsements), to the extent of the Obligations then due and payable.

(b) Pledgee shall be entitled to exercise all of the rights, powers and remedies of a secured party under the UCC with respect to the Collateral, and, in addition, Pledgee may take one or more of the following actions:

(1) Pledgee shall have the right to transfer all or any part of the Collateral into its name or the name of its nominee; and

(2) Pledgee may sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Collateral, for cash, upon credit, or for other property, for immediate or future delivery, at any public or private sale without notice (unless required by the UCC or other applicable law, in which case Pledgor agrees that ten (10) business days’ notice shall be deemed reasonable notice) or advertisement, and Pledgee may bid and become purchaser at any public or private sale.

(d) Pledgee may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as Pledgee, in its sole discretion, chooses. The rights and remedies set forth in this Section 7 are cumulative. The exercise by Pledgee of any right or remedy set forth in this Section 7 shall not preclude Pledgee from exercising any other such right or remedy.

(e) Pledgee may enforce its rights under this Agreement without resort to prior judicial process or judicial hearing, and Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for a non-judicial remedy, Pledgor recognizes and concedes that such a remedy is consistent with the usage of the trade, is responsive to commercial necessity and is the result of bargaining at arms’ length. Nothing in this Agreement is intended to prevent Pledgor or Pledgee from resorting to judicial process at such party’s option.

8. Application of Proceeds. Any proceeds of any sale of, or realization upon, all or any part of the Collateral, any proceeds of insurance policies relating to lost or damaged Items pursuant to Section 5(c) above, and all other cash retained by Pledgee pursuant to this Agreement shall be applied and disbursed by Pledgee in the following order of priorities: (a) to the payment of all reasonable costs, expenses, liabilities and advances made or incurred by Pledgee, its agents, attorneys and counsel, in managing and maintaining the Collateral or in exercising any right or remedy under this Agreement, (b) to the payment of the outstanding Obligations, and (c) the balance, if any, to Pledgor. Pursuant to the Note, Pledgor shall remain liable to Pledgee to the extent of any deficiency between the amount of the proceeds of such distribution and the aggregate of the amounts referred to in clauses (a) and (b) of this Section 8.

9. Pledgee Appointed Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, Pledgor hereby appoints Pledgee as the attorney-in-fact of Pledgor, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Pledgee may deem necessary or advisable to accomplish the purposes hereof. Pledgor hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the full and timely performance and payment by Pledgor of the Obligations and are coupled with an interest and shall be irrevocable by it in any manner or for any reason.

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10. Termination of Security Interests; Release of Collateral.

(a) The Liens, pledges, security interests and licenses created or granted pursuant to this Agreement shall continue in full force and effect until such time as (1) all of the Obligations under the Note have been paid or performed in full and (2) Pledgor has no other outstanding payment or delivery Obligations, at which time such Liens, pledges, security interests and licenses shall automatically terminate.

(b) Upon the termination of the Lien of this Agreement, Pledgee shall assign and deliver to Pledgor the corresponding Collateral and related documents then in the custody or possession of Pledgee (except for Collateral and property retained, sold or otherwise disposed of by Pledgee pursuant to Section 7 above) and shall execute and deliver all documents, including without limitation assignments and other instruments, necessary to give full effect to the termination of such Lien, pledges, security interests and licenses.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by telecopier (with receipt confirmed), or (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or (d) three business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the address for such party set forth in the Note (or to such other address or telecopier number for a party as shall be specified by like notice, provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof).

12. Indemnification. Pledgor shall, and does hereby, indemnify, defend and hold harmless Pledgee, its affiliates, and the managers, members, officers, employees, counsel, agents, successors and assigns of any and each of them (each, including Pledgee, an “Indemnified Party”), for, from and against any cost, expense, liability, loss, cause of action, claim or demand whatsoever (each, a “Loss”) which may or might arise, be asserted against or be incurred by an Indemnified Party (a) with respect to the Collateral or by reason of any of the Loan Documents or the transactions effected or contemplated thereby, (b) by reason of the alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements affecting the Collateral, or (c) arising from any material inaccuracy of a representation of Pledgor hereunder or any material breach of a covenant of Pledgor hereunder. Should any Indemnified Party incur any Loss, the amount thereof, including costs, expenses and reasonable attorneys’ fees, including any fees from the appeal on any judicial action, shall be included in the Obligations secured hereby and shall be immediately payable on demand with interest at the most recently applicable rate of interest under the Note. Notwithstanding any provision herein to the contrary, Pledgor shall not be required to indemnify any Indemnified Party for any liability or defense of any claim arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party. For the avoidance of confusion, the rights provided for under this Section are cumulative to and with any indemnification rights provided under the Note or any other Loan Document.

13. Miscellaneous.

(a) Time of Essence; Waiver. Pledgor agrees that in performing any act under this Agreement that time shall be of the essence hereof. Any waiver by Pledgee of any default hereunder shall not be a waiver of any other default on a future occasion.

(b) Binding Effect; Assignment. All obligations and rights of Pledgor hereunder shall inure to the benefit of and be binding upon Pledgor’s successors and assigns. Pledgor may not delegate its obligations hereunder without the prior written consent of Pledgee. All rights of Pledgee hereunder shall inure to the benefit of its successors and assigns.

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(c) Entire Agreement. This Agreement, the Note and the other Loan Documents contain the entire agreement between Pledgor and Pledgee with respect to the specific subject matter hereof and thereof and supersede any prior understandings and agreements between Pledgor and Pledgee with respect to such specific subject matter.

(d) Severability. If any provision of this Agreement or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Agreement and the documents in the application of such provisions to other parties or circumstances shall not be affected thereby, the provisions of this Agreement and the documents being severable in any such instance.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the UCC with respect to all matters covered thereby and the laws of the State of Texas, without reference to its choice of law rules, with respect to all other matters. Pledgor hereby subjects itself to the jurisdiction of the federal and state courts located within the State of Texas and agrees that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the federal and state courts located within Travis County, State of Texas.

(g) Attorneys’ Fees. In the event an action or proceeding is brought by any party under this Agreement to enforce or construe any of its terms, the party that prevails by enforcing this Agreement shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys’ fees incurred in connection with such action or proceeding.

(h) Construction. Whenever the context requires, the singular shall include the plural and the plural shall include the singular, the whole shall include any part thereof, and any gender shall include all other genders. The headings in this Agreement are for convenience only and shall not limit, enlarge, or otherwise affect any of the terms of this Agreement. Unless otherwise indicated, all references in this Agreement to sections refer to the corresponding sections of this Agreement. This Agreement shall be construed as though all parties had drafted it.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts and signatures transmitted by facsimile shall be valid, effective and enforceable as originals.

IN WITNESS WHEREOF, Pledgor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR: DP Telecom, Inc.

Name:	Devon Jones
Title:	CEO/ Director

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GUARANTY

This GUARANTY (this “Guaranty”) is made as of the ___ day of ______________, 2018, by IEVOLV Ventures, Inc. (“Guarantor”), whose address is as set forth on the signature page hereof, in favor of, Bravatek Solutions, Inc., a Colorado corporation (together with its successors and assigns, “Lender”).

WHEREAS, simultaneously with the execution of this Guaranty, DP Telecom, Inc. (the “Borrower” and an “Obligor”) has executed a Security Promissory Note in favor of Lender as of even date herewith in the original amount of $200,000 (the “Note”); and

WHEREAS, the obligations of the Borrower under the Notes are and will be secured by, among other things: (a) a Security Agreement (the “Security Agreement”) dated as of even date herewith, and (b) this Guaranty; and

WHEREAS, Guarantor is general contractor referring telecom services work to Borrower as a subcontractor and therefore has an interest, financial and otherwise, in the Borrower’s success; and

NOW, THEREFORE, as inducement for Lender to enter into the Promissory Note and in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby unconditionally and irrevocably covenants and agrees as follows:

1. Guaranty.

1.1 Obligations. Guarantor absolutely, unconditionally and irrevocably guarantees the full and timely payment, performance and compliance by the Borrower of and with each and every obligation of the Borrower under the terms of (a) the Note, (b) the Security Agreement, (c) any documents evidencing indebtedness of Borrower to Lender incurred after the date hereof that references the Security Agreement as security therefor, and (d) all other documents now or hereafter executed in connection therewith (collectively, including without limitation the Note and the Security Agreement, the “Transaction Documents”), whether those obligations are due or not due, contingent or absolute, liquidated or unliquidated, determined or undetermined (collectively the “Obligations”).

1.2 Costs and Expenses. Additionally, Guarantor agrees to and shall pay all costs and expenses (including court costs and reasonable attorney’s fees and expenses) incurred by Lender in enforcing this Guaranty or in endeavoring to collect the Obligations or to obtain the performance thereof (collectively, “Enforcement Costs”), together with interest thereon at the annual rate set forth in Paragraph 7 of the Note for past due amounts thereunder (provided that such rate shall in no event exceed the maximum rate allowed by law).

2. Payment of Obligation and Enforcement Costs. Upon the occurrence of any breach or default under the Transaction Documents or other failure of any Obligor to pay or perform any Obligations in a timely manner, then Guarantor shall, promptly upon receipt of written demand by Lender, (a) immediately cause the Borrower to cure such breach or default or pay or perform such Obligations, and provide Lender with evidence of the cure or performance of such breach or default of such Obligations, or (b) pay such Obligation(s) to Lender at the payment address set forth in the Note or at such other address as Lender may by notice direct. Guarantor shall pay all Enforcement Costs and interest thereon promptly upon receipt of written demand therefor by Lender.

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3. General Terms.

3.1. No Notice Required. Except as expressly set forth herein, neither failure to give, nor defect in, any notice to Guarantor concerning default in the payment, performance or compliance by the Borrower of or with the Obligations shall terminate or in any way impair the Obligations of Guarantor hereunder.

3.2 Nature of Liability. Neither exercise, nor failure nor delay in exercise by Lender of any rights, remedies or recourse conferred on it under the Transaction Documents, hereunder, under applicable law or otherwise shall terminate or impair the obligations of Guarantor hereunder and the rights of Lender hereunder.

3.3 Waiver. Except as expressly set forth herein, to the fullest extent permitted under applicable law, Guarantor hereby expressly waives: (a) notice of the acceptance by Lender of this Guaranty; (b) the reliance of Lender upon this Guaranty; (c) notice of the existence, creation, non-payment or non-performance of any Obligation; (d) presentment, protest, demand, notice of dishonor and all other notices whatsoever; (e) all diligence in collection or protection of or realization on any Obligations, any obligation under this Guaranty or any security for or guarantee of any of the foregoing; and (f) all suretyship defenses and defenses in the nature thereof, including the benefits of the provisions of any law (statutory or otherwise) that would discharge Guarantor if Lender fails to proceed against any Obligor, and any other similar laws, regulations and procedural rules now or hereafter in effect.

3.4 Subrogation Limited. Without limiting the generality of any other provision contained herein, Guarantor shall have no right of subrogation until all the Obligations have been paid and performed in full, and hereby waives any right of subrogation against or arising from any Obligor or any payment by any Obligor.

3.5 Rights of Lender. If Guarantor fails to pay any amount or perform any obligation when due, Lender may institute and pursue any action or proceeding to judgment or final decree and may enforce any such judgment or final decree against Guarantor and collect in the manner provided by law out of Guarantor’s property, wherever situated, any monies adjusted or decreed to be payable. The rights, remedies and recourse granted herein are in addition to any and all other rights, remedies and recourse contained in the Transaction Documents and applicable law. All rights, remedies and recourse of Lender (a) may, in the sole and absolute judgment of Lender, be pursued separately, successively or concurrently and (b) may be exercised as often as occasion therefor shall arise. Lender may resort to any security for the performance of the obligations of Guarantor hereunder in such order and manner as Lender may elect in its sole and absolute discretion. No action taken by Lender that is permitted hereunder shall in any way impair the rights of Lender or terminate or impair the obligations of Guarantor under this Guaranty.

3.6 Subordination of Indebtedness of the Borrower to Guarantor. Any indebtedness of the Borrower to Guarantor now or hereafter existing is hereby subordinated to the prior payment in full of the Obligations. Guarantor agrees that, until the Obligations have been paid in full, Guarantor will not seek, accept or retain for Guarantor’s own account any payment (whether for principal, interest or otherwise) from the Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Obligations without impairing or releasing the obligations of Guarantor hereunder. Guarantor hereby unconditionally and irrevocably agrees that (a) Guarantor will not at any time assert against the Borrower (or the Borrower’s estate in the event that the Borrower becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Lender, including the Obligations, and any and all obligations that Guarantor may perform, satisfy or discharge, under or with respect to the Guaranty, and (b) Guarantor waives and releases all such rights and claims to indemnification, reimbursement, contribution or payment that Guarantor may have now or at any time may acquire against the Borrower (or the Borrower’s estate in the event that the Borrower becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws).

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3.7 No Defense, Set-Off, Counterclaim or Discharge. Guarantor acknowledges and agrees that he shall be and shall remain absolutely and unconditionally liable for the full amount of all Obligations notwithstanding any of the following, and expressly waives the right to assert any defense, set-off, counterclaim or discharge with respect thereto, to the full extent permitted under applicable law, as to:

(a) Any or all of the Obligations being or hereafter becoming released or discharged, in whole or in part, whether pursuant to a proceeding under any bankruptcy or insolvency laws or otherwise; or

(b) The failure or delay of Lender to perfect properly or continue the perfection of any interest in or lien on any property securing any of the Obligations, or to protect any such property covered by such security interest or enforce its rights respecting any such property or security interest.

3.8. Amendment or Modification of Transaction Documents. Lender shall have the full right, in its sole discretion and without any notice to or consent from the Guarantor, from time to time and at any time and without affecting, impairing or discharging, in whole or in part, the liability of Guarantor hereunder, (a) subject to the terms of the Transaction Documents, to make any change, amendment or modification whatsoever of any of the terms and conditions of the Transaction Documents or Obligations, including any increase or reduction in the amount thereof or in the rates of charge or interest fixed with respect thereto; (b) to extend, in whole or in part, by renewal or otherwise and on one or more occasions, the time for the payment or performance of any Obligation or for the performance of any term or condition of any Transaction Documents; (c) to settle, compromise, release, substitute, surrender, modify or impair and to enforce and exercise, or to fail or refuse to enforce or exercise, any claims, rights or remedies, of any kind or nature, which Lender may at any time have against any Obligor, or with respect to any security of any kind held by Lender at any time, whether under this Guaranty or otherwise; and (d) to release, substitute or surrender and to enforce, collect or liquidate, or to fail or refuse to enforce, collect or liquidate, any security of any kind held by the Lender at any time, whether under this Guaranty or otherwise.

4. Guarantor’s Representations and Warranties. Guarantor represents and warrants to Lender, with the understanding that Lender is relying on the representations and warranties in making the loan evidenced by the Note:

4.1 Benefit. Guarantor has received, or will receive, reasonably equivalent value as a result of executing this Guaranty.

4.2 No Default. Guarantor is not in violation of or in default under, and the execution, delivery and performance by Guarantor under this Guaranty does not and will not violate or constitute a default under any law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Guarantor or its assets or under any contract or agreement to which Guarantor is a party or by which Guarantor or its assets may be bound.

4.3 Nature of Obligations. This Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

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4.4 No Action. There is no legal, administrative or arbitration suit, proceeding, investigation or other action of any nature pending or, to the knowledge of Guarantor, threatened against Guarantor that questions the validity of this Guaranty or that, if adversely determined, would result in a judgment that, either individually or in the aggregate with all other judgments and liabilities, would have a materially adverse effect on Guarantor’s financial condition or the ability of Guarantor to perform its obligations hereunder.

4.5 Transaction Documents. Guarantor has received, read and reviewed, and is familiar with all of the terms and conditions of, each of the Transaction Documents. Guarantor acknowledges and agrees that, in view of the risks inherent in Lender’s advance of funds to Borrower, the terms and conditions of this Guaranty and the Transaction Documents are commercially fair and reasonable in light of the circumstances.

4.6 Status. Guarantor is a corporation validly existing under the laws of the State of California. Guarantor is an affiliate of Borrower, is a general contractor referring telecom services work to Borrower as Guarantor’s subcontractor, and Guarantor has an interest, financial and otherwise, in Borrower.

4.7 Accuracy of Representation and Warranties. No warranty or representation contained in this Guaranty, nor any information, contract, certificate, financial statement or other written materials delivered to Lender by or on behalf of Guarantor in connection with any Transaction Document or this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

4.8 No Adverse Events. There are no facts known to Guarantor that materially adversely affect or in the future are reasonably likely (so far as Guarantor can now foresee) to materially adversely affect the financial condition of Guarantor.

5. Miscellaneous Provisions.

5.1 No Waiver. Any delay by Lender or failure of Lender to insist upon strict performance of any obligation of Guarantor hereunder shall not be deemed to be a waiver of strict performance of such obligation or of any other obligation of Guarantor, and Lender shall have the right at any time hereafter to insist upon strict performance of any and all such obligations. No waiver of any default or breach of any provision of this Guaranty shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing any right, remedy or recourse herein after granted shall be construed as a waiver or release thereof or of any other right, remedy or recourse. Acceptance by Lender of partial payments shall not constitute a waiver of a default by failure to make full payments, and acceptance by Lender of late payments hall not constitute a waiver of the obligation to make timely payments in the future.

5.2 Modifications. This Guaranty may be waived, modified or terminated only by a written instrument executed by the party against which enforcement of the waiver, modification or termination is asserted.

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5.3 Notice. Unless actual delivery or receipt is required hereby, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax, or 48 hours after being deposited in the U.S. mail, postage prepaid, addressed to the party to be notified at such party’s address as set forth in the Note, or as subsequently modified by written notice. The address for notices to Guarantor shall be the address set forth on the signature page of this Guaranty; provided, that Guarantor may change its address for notice to any other location within the United States by notifying Lender of the new address, with such change to become effective ten (10) days after notice of the change of address is given.

5.4 Successors and Assigns. This Guaranty shall inure to the benefit of the successors and assigns of Lender, and shall be binding upon the successors, heirs, personal representatives, executors and other successors of Guarantor. The death of Guarantor shall not affect or discharge the obligations of Guarantor hereunder. No right or obligation of Guarantor may be transferred or assigned by Guarantor.

5.5 Reformation. If any provision of this Guaranty is held to be unenforceable under present or future laws effective while this Guarantee is in effect (all of which invalidating laws are hereby waived to the fullest extent possible), the enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and in lieu of each such unenforceable provision there shall be added automatically, as part thereof, a provision that is legal, valid and enforceable and as similar in terms to such unenforceable provision as may be possible.

5.6 Entire Agreement. This Guaranty constitutes the entire understanding and agreement between Guarantor and Lender as to the subject matter hereof, and supersedes all prior written and oral understanding and agreements between Guarantor and Lender in connection therewith.

5.7 Time. Time is of the essence of this Guaranty and each provision hereof.

5.8 Governing Law; Jurisdiction. This Guaranty shall in all respects be governed by and construed in accordance with the laws of the State of Texas without reference to its choice of law rules. Guarantor hereby expressly submits himself to the exclusive, personal jurisdiction of the federal and state courts situated in Travis County, Texas, waives any objection that he may now have or hereafter have to the venue of any action in any such court or that any such action was brought in an inconvenient forum, and agrees not to plead or claim the same.

5.9 Service of Process. Guarantor hereby waives personal service of process and consents that service of process upon him in any action brought with respect to any provision of this Guaranty or any other Transaction Document or the enforcement thereof may be made by certified or registered mail, return receipt requested, or by commercial carrier or by hand, at his address specified in Section 5.3 above, and service so made shall be deemed completed after such service is received at such address. Nothing herein shall affect the right to serve process in any other manner permitted by law.

5.10 Trial by Jury. GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT OR THE ENFORCEABILITY THEREOF.

5.12 Interpretation. The section headings contained in this Guaranty are solely for the purpose of reference, are not part of the agreement of Guarantor and shall not in any way affect the meaning or interpretation hereof. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Guaranty as a whole and not to any particular section or other subdivision of this Guaranty. Whenever the term “including” or a similar term is used herein, it shall be read as if it were written “including by the way of example only and without in any limiting the generality of the clause or concept to which reference is made.” This Guaranty shall be construed as though both Guarantor and Lender had drafted it.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

GUARANTOR: IEVOLV Ventures, Inc.

Name:	John Banse
Title:	President

Address: 332 Alsace Ct. Roseville, CA 95747

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